OPERATING AGREEMENT
OF
CARBIZ AUTO CREDIT JV1, LLC

The undersigned are all of the members of Carbiz Auto Credit JV1, LLC, a Florida limited liability company (the "Company") and hereby adopt the following Operating Agreement (this "Agreement") pursuant to the Florida Limited Liability Company Act effective as of March 16, 2005.

Article I

DEFINITIONS AND APPLICATION

1.1 Definitions. As used in this agreement, unless the context otherwise requires:

(a) "Articles of Organization" means the Articles of Organization filed with the Florida Department of State for the purpose of forming a limited liability company as specified in the Act.

(b) "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

(c) "Board" means the Directors as a group.

(d) "Bankrupt" means bankrupt or a debtor under the federal bankruptcy code of 1978, Title 11 of the United States Code, as amended, or an insolvent under any state insolvency act.

(e) "Capital Proceeds" means the net cash proceeds realized by the Company from (1) refinancing of any mortgage, (2) a Capital Transaction, or (3) elimination of any unnecessary funded reserve previously established and maintained in connection with any mortgage or other Company financing.

(f) "Capital Transaction" means the sale, exchange, liquidation or other disposition of, or any condemnation award of casualty loss recovery with respect to, all or any part of any real property interest owned by the Company.

(g) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

(h) "Contribution" means anything of value which a person contributes to the Company as a prerequisite for or in connection with membership, including cash, property, or services rendered or a promissory note or other binding obligation to contribute cash or property or to perform services.

(i) "Court" includes every court and judge having jurisdiction in a case.

(j) "Director" shall have the same meaning as the term "manager" set forth in Section 608.402 (18) of the Florida Statutes and shall include each person elected by the Members to manage the Company pursuant to this Agreement.

(k) "Gross Asset Value" means, with respect to any Company asset, the Company's adjusted basis in the asset for federal income tax purposes adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

(l) "Liquidator" means a person who is appointed in accordance with applicable law to take all actions related to winding up of the Company's business and distribution of the Company's assets.

(m) "Majority in Interest" means the Members holding not less than 51% of the outstanding Membership Interests of the Company.

(n) "Member" means a person with an ownership interest in this limited liability company with the rights and obligations specified under this agreement.

(o) "Membership Interest" means a member's share of the profits and losses of this company and the right to receive distributions of such company's assets. The initial Membership Interests are listed on Exhibit A.

(p) "Net Cash Flow" means, with respect to any fiscal year of the Company, all cash receipts of the Company (other than any Capital Proceeds) that are in excess of the amount that the Board determines is required to satisfy the Company obligations (including any obligations owed to any Member or Affiliate), the Company's operating expenses and working capital requirements, and the restoration, increase, or creation of reserves.

(q) "Operating Agreement" means this agreement which is a valid written agreement of the members as to the affairs of the Company and the conduct of its business.

(r) "Property" means any interest in any real property and the improvements acquired by the Company and all other assets of the Company.

(s) "Registered Office" means the business address of the registered agent on file with the Department of State.

(t) "Regulations" means the proposed, temporary and final income tax regulations promulgated under the Code by the Treasury Department, as amended from time to time.

Article II

OFFICES

2.1 Principal Office. The principal office of the Company is 7405 North Tamiani Trail, Sarasota, Florida 34243. The Company may have such other offices, either within or outside of the

State of Florida as the Board may designate, or as the business of the Company may require from time to time.

2.2 Registered Office. The registered office of the Company, required by the Act to be maintained in the State of Florida, may be, but need not be, identical with the principal office of the Company, and the address of the registered office may be changed from time to time by the Board.

Article III

MEMBERS

3.1 Admission of Members.

(a) A person may be admitted as an additional member only upon the approval of the Board or as described in Article IV.

(b) Notwithstanding the above, no person shall be admitted as an additional member pursuant to this Section 3.1 until the member executes a joinder to this Agreement that contains substantially the following:

> Consent to Operating Agreement. In consideration of the [issuance] to the undersigned of a ____% Membership Interest in the Company, the undersigned does hereby consent to become a party to and be governed by all the terms of the Operating Agreement between the Company and its Members dated ____________, 2005. For purposes of the Agreement, I shall be considered a Member, as defined therein.

3.2 Rights of Creditors Against Members. On application to a court of competent jurisdiction by any judgment creditor of a member, the court may charge the Membership Interest of the member with payment of the unsatisfied amount of the judgment with interest. To the extent so charged, the judgment creditor has only the rights of an assignee of the Membership Interest. This Agreement shall not deprive any Member of the benefit of any exemption laws applicable to the Member's Membership Interest.

3.3 Meetings. Meetings of the Members may be called by any Director or Directors or by not less than the holders of a Majority in Interest.

3.4 Place of Meetings. The Directors may designate any place, either within or outside of the State of Florida, as the place of meeting for any meeting called by the Directors. If no designation is made, or if a meeting is called by the Members, the place of meeting shall be the principal office of the Company.

3.5 Notice of Members' Meetings.

(a) Written notice stating the place, day, and hour of the meeting and the purpose for which the meeting is called shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of

any Director or person calling the meeting to each Member of record entitled to vote at such meeting.

(b) Notice to Members, if mailed, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if three successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Company.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

3.6 Waiver of Notice.

(a) When any notice is required to be given to any Member under the provisions of the Articles of Organization or this Agreement, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

(b) By attending a meeting, a Member:

(i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

(ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

3.7 Voting Record. The person having charge of the membership records of the Company shall make, at least ten (10) days before such meeting of Members, a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, arranged in alphabetical order, with the address of each. The record, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Company, whether within or outside of the State of Florida, and shall be subject to inspection by any Member for any proper purpose germane to the meeting at any time during usual business hours. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting for the purposes thereof. The original membership records shall be the prima facie evidence as to who are the Members entitled to examine the record or transfer books or to vote at any meeting of Members.

3.8 Quorum of Members - Vote Required. Unless otherwise provided in the Articles of Organization, the holders of the majority of the Membership Interests entitled to vote shall constitute a quorum at the meeting of Members. If a quorum is present, the affirmative vote of the

holders of the majority of the Membership Interests represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by the Act or the Articles of Organization. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned for a period not to exceed sixty (60) days at any one adjournment.

3.9 Informal Action by Members.

(a) Unless the Articles of Organization provides otherwise, action required or permitted to be taken at a Members' meeting may be taken without a Meeting if the action is evidenced by one or more written consents describing the action taken, signed by the holders of a majority of the Membership Interests, unless the approval of the holders of a greater percentage of the Membership Interests is required under this Agreement, in which case any such consent must be signed by holders of such greater percentage of the Membership Interests. Action taken under this Section 3.9(a) is effective when the holders of a majority of the Membership Interests have signed the consent, unless the consent specifies a different effective date.

(b) Written consent of the Members entitled to vote has the same force and effect as a vote at a meeting of the Members and may be stated as such in any document.

3.10 No Cumulative Voting. No Member shall be permitted to cumulate the Member's votes by giving one candidate as many votes as the number of such Directors multiplied by the Member's percentage interest, or by distributing such votes on the same principle among any number of candidates.

3.11 Distributions.

(a) Distribution in Kind. A Member, regardless of the nature of the Member's contribution, has no right to demand and receive any distribution from the Company in any form other than cash. A Member may not be compelled to accept a distribution of any asset in kind from the Company to the extent that the percentage of the asset distributed to the Member exceeds a percentage of that asset which is equal to the percentages in which the Member shares in distributions from the Company.

(b) Limitations on Distribution. A Member may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests, would exceed the fair value of the Company assets.

Article IV

RESTRICTIONS ON TRANSFER

4.1 Restrictions on Transfer.

(a) No Member shall sell, assign, transfer, pledge, create a security interest in or otherwise dispose of or encumber any part or all of his Interest (collectively, "Transfer"), except in accordance with this Article IV. No Member shall otherwise resign, withdraw or dissociate himself

from the Company without the prior unanimous written consent of the other Member(s).

(b) Notwithstanding the above, a Holder may sell or otherwise assign, with or without consideration, any or all of its Membership Interest to any spouse or member of his/her immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of a Holder's spouse or members of a Holder's immediate family, or to a trust for a Holder's own self, or a charitable remainder trust, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of a Holder under this Agreement with respect to the transferred securities; *provided, however* a Transfer pursuant to this Section 4.1(b) shall be subject to all other provisions of this Article IV, except Section 4.2.

4.2 Right of First Refusal. Any Member (a "Selling Member") desiring to sell any part or all of his Interest to a third party in a bona fide arm's length sales or equivalent transaction (a "Third Party") shall first offer such Interest (the "Offered Interest") to the Company and the other Members ("Other Members"), by giving notice of such intention to the Company and the Other Members special the Offered Interest to be transferred, the intended transferee, the proposed selling price, and a complete description of the other terms and conditions of the intended sale ("Offer Notice").

(a) Option to Purchase. The Company and thereafter the Other Members shall have an option for forty (40) days ("Option Period") after their receipt of the Offer Notice to purchase the Offered Interest. The purchase shall be at the same price and under the same terms and conditions as those contained in the Offer Notice. If the forms of consideration (other than cash or cash-equivalents) requested by the Selling Member are such that the Company or the Other Members cannot, despite reasonable efforts, furnish the same form of consideration, then the Company or the Other Members may purchase the Offered Interest for substitute consideration in a cash amount determined by an appraisal of the value of such noncash consideration by an appraiser, who is properly qualified to appraise the consideration in question, to be mutually agreed on. If the Company or the Other Members and the Selling Member are unable to agree on a qualified appraiser, then the Company or the Other Members and the Selling Member shall each choose a qualified appraiser and the value of the consideration to be paid by the Company or the Other Members shall be the arithmetic mean of the values determined by each appraiser. If the parties agree on an appraiser, the cost of appraisal shall be divided between them equally. If two appraisers are chosen, the Company or the Other Members and the Selling Member shall pay the costs of the appraiser each has chosen. The running of all time periods provided herein shall be suspended until such appraisal is completed and delivered to the Company and the Members.

(b) Priority of Options. If the Company has not exercised its option as to all of the Offered Interest within the first twenty (20) days of the Option Period, then for the next twenty (20) days the Other Members shall have an option to purchase all, but not less than all, of the Offered Interest not purchased by the Company. Notwithstanding the foregoing, both the Company and the Other Members' options shall be treated as not exercised unless they shall collectively be exercised as to all of the Offered Interest.

(c) Allocation of Other Members' Options. As between the Other Members who exercise their option, each shall have the right to purchase his pro rata portion of the Offered Interest based on the percentage Interest held by such Other Member as compared to the total Interests of the Company held by all Other Members exercising their options. If an Other Member does not exercise his option in full, then each fully exercising Other Member shall have the option to purchase his pro rata amount of the Offered Interest subject to unexercised options. If any such options remain unexercised, then each fully exercising Other Member, in order of size of Interests, shall have the right to purchase any remaining Offered Interest as to which options have not been exercised.

(d) Closing. If one or more options are exercised, the sale or sales shall be closed at the office of the Company at a time (during its ordinary business hours) fixed by the Selling Member, not less than thirty (30) days after the exercise of the last option exercisable within the Option Period. If such options shall have been exercised in whole or in part by the Company or by one or more Members, the sales shall be closed simultaneously.

(e) Non-Exercise of Option. If the option under this Section 4.2 is unexercised as to any of the Offered Interest, on termination of the Option Period, the Selling Member may transfer all of the Offered Interest for the price and on the terms and conditions set forth in the Option Notice (but in no event for a lesser price or on better terms and conditions to the purchaser). Such Transfer must be carried out within sixty (60) days after the Option Period has expired. However, the Third Party must comply with all of the conditions for admission of a substitute Member set forth in Section 4.3.

4.3 Transferees. Any Transfer of a Membership Interest by a Person (the "Transferor"), other than to an existing Member or per Section 3.1, shall be effective only to give the transferee (the "Transferee") the right to receive the share of allocations and distributions to which the Transferor would otherwise be entitled. Thus, a transferred Interest shall have no voting rights unless and until the Transferee holder of such Interest is admitted as a substitute Member as set forth below. Unless and until a Transferee is admitted as a substituted Member, the Transferee shall have no right to exercise any of the powers, rights or privileges of a Member hereunder or under the Act. A Member who has assigned his Membership Interest shall cease to be a Member on assignment of the Member's entire Membership Interest, and thereafter shall have no further powers, rights, or privileges as a Member hereunder, but shall, unless otherwise relieved of such obligations by agreement of all of the other Members or by operation of law, remain liable for all obligations and duties as a Member. A Transferee pursuant to Section 4.1(b) or 4.2(e) shall be admitted as a substituted Member when and if such Transferee satisfies each of the following requirements:

(a) The Members, in their discretion, shall unanimously expressly consent to such substitution in writing, provided however, such consent shall not be required for a Transfer to an existing Member or a trust or entity solely for the benefit of one or more of the foregoing persons;

(b) The Transferee shall expressly consent in writing to be subject to all the provisions of this Agreement in the manner set forth in Section 3.1(b);

(c) The Transferor or Transferee shall have delivered to the Members a duly executed copy of the instrument making such Transfer, and such other documents or instruments as the Members may reasonably request; and

(d) The Transferor or the Transferee shall have paid all reasonable legal fees and costs of the Company in connection with the Transferee's admission as a substitute Member.

4.4 Legends. The Company is not required to issue membership certificates. However, if membership certificates are issued, all such certificates shall bear the following legends:

> "THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER AND VOTING RIGHTS THEREOF, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN OPERATING AGREEMENT DATED AS OF March 16, 2005 BY AND AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
>
> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND, IN ADDITION TO THE FOREGOING TRANSFER RESTRICTIONS, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

Article V

DIRECTORS

5.1 Management of the Company.

(a) Management of the Company's business and affairs shall be vested exclusively in the Board except as otherwise required by the Act and this Agreement. The number of Directors shall be set from time to time by the Board. Initially, there shall be four (4) Directors.

(b) Each Director need not be a natural person and need not be a resident of the State of Florida or Member of the Company unless the Articles of Organization so requires. The Articles of Organization may prescribe other qualifications for Directors.

5.2 Duties of a Director.

(a) A Director shall perform the duties of a Director in good faith, in a manner the Director reasonably believes to be in the best interests of the Company. A person who so

performs the Director's duties shall not have any liability by reason of being or having been a Director of the Company.

(b) In performing the Director's duties, a Director shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(i) One or more employees or other agents of the Company whom the Director reasonably believes to be reliable and competent in the matters presented;

(ii) Any attorney, public accountant, or other person as to matters which the Director reasonably believes to be within such person's professional or expert competence; or

(iii) A committee upon which the Director does not serve, duly designated in accordance with this Agreement, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

(c) A Director shall have no authority to do any act in contravention of either the Articles of Organization or this Agreement.

(d) Every Director is an agent of the Company for the purpose of its business, and the act of every Director, including the execution in the Company name of any instrument for apparently carrying on in the usual way the business of the Company of which such person is a Director, binds the Company, unless such act is in contravention of the Articles of Organization or this Agreement or unless the Director so acting otherwise lacks the authority to act for the Company and the person with whom the Director is dealing has knowledge of the fact that the Director has no such authority.

5.3 Appointment of Initial Directors. Initially, the Directors shall be the following persons:

Carl Ritter
Ross Richard Lye
Ross J. Quigley
Theodore Popel

5.4 Election and Term of Directors. Directors shall be elected and removed by a Majority in Interest. Each Director shall hold office until a successor shall have been elected and qualified.

5.5 Meetings. Meetings of the Board may be called by or at the request of any one Director. The person or persons authorized to call meetings of the Board may fix any place, either within or without the State of Florida, as the place for holding any meeting of the Board called by the Directors.

5.6 Notice. Written notice of any meeting of the Board shall be given as follows:

(a) By mail to each Director at the Director's business address at least three (3) days prior to the meeting; or

(b) By personal delivery, telegram or facsimile transmission at least twenty-four hours prior to the meeting to the business address of each Director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, or facsimile transmission such notice shall be deemed to be delivered when the telegram or facsimile transmission is delivered to the telegraph company or transmitted by the sender. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

5.7 Quorum. All of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

5.8 Manner of Acting. Except as otherwise required by the Act, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

5.9 Informal Action by the Board. Any action required or permitted to be taken by the Board or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the committee members entitled to vote with respect to the subject matter thereof.

5.10 Participation by Electronic Means. Any Director may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

5.11 Vacancies. Any vacancies occurring in the Board may be filled by written agreement of a Majority in Interest. A Director chosen to fill a vacancy shall serve until his or her successor shall have been elected and qualified. Any Director's position to be filled by reason of an increase in the number of Directors shall be filled by a vote by a Majority in Interest. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the Director's successor has been elected and qualified.

5.12 Resignation. Any Director of the Company may resign at any time by giving written notice to the remaining Directors. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Directorial position, effective at a future date, a Majority in Interest shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

5.13 Removal of Directors. At a Member's meeting called expressly for that purpose, all Directors or any lesser number may be removed, with or without cause. All Directors or any lesser number may be removed with or without cause by a Majority in Interest.

5.14 Intentionally left blank.

5.15 Officers of the Company.

(a) The Board from time to time may appoint officers, who shall act as agents of the Company, who shall have such powers as are usually exercised by comparably designated officers of a Florida corporation and who shall have the power to bind the Company through the exercise of such powers, to the extent consistent with the terms hereof. The officers shall, unless and until removed from office at the discretion of the Board, act as agents of the Company. The officers of the Company, if deemed necessary or advisable by the Board, may include, but shall not be limited to: a chief executive officer, a president, one or more vice presidents, a chief financial officer, a chief operating officer, a treasurer, a controller and a secretary. The Board shall have the sole power and authority to appoint officers of the Company, at such time or times as determined by the Board. Any two or more offices may be held by the same person.

(b) Any officer appointed by the Board shall hold office until his or her successor is appointed, unless such officer resigns or is removed from office pursuant to Section 5.15(c).

(c) Removal; Resignation; Replacement.

(i) Removal. Any officer may be removed at any time, with or without cause, by the Board. Such removal shall not affect the Company's contract rights, if any, with the officer. Any officer who is also a Director shall be excluded from any vote of the Board with respect to such officer's removal.

(ii) Resignation. An officer may resign at any time by delivering notice to the Board. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Company's contract rights, if any, with the officer.

(iii) Vacancy. Vacancies in any office arising from any cause may be filled by the Board.

(d) In the case of absence or inability to act of any officer of the Company, the Board may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom the Board may select.

(e) Unless otherwise specified by the Board, each officer shall have the authority and shall perform those duties that are (i) set forth in this Section 5.15(e) (if any are so set forth) or (ii) to the extent consistent with this Section 5.15(e), set forth in the resolution of the Board appointing that officer or any subsequent resolution of the Board with respect to that officer's duties. The individuals holding the offices set forth in this Section 5.15(e), if any, are set forth in this Section 5.15(e)

(i) Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the Board, have general control and management of the business, affairs and policies of the Company and over its officers and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the Company. If the Board has not elected a president, the chief executive officer shall also be the president. If no Chairman of the Board has been appointed or if the Chairman is absent, disqualified from acting, unable to act or refuses to act, then the chief executive officer shall preside at all meetings of the Board and the Members. The initial chief executive officer shall be Carl Ritter.

(ii) President. The president shall be subject to the direction and control of the chief executive officer and the Board and shall have general active management of the business, affairs and policies of the Company. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the Company. If the Board has not elected a chief executive officer, the president shall also be the chief executive officer. If the Board has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer. The initial president shall be Ross Richard Lye.

(iii) Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the Board, the chief executive officer and the president and shall have such powers and duties as established by the Board. If the Board elects more than one vice president, then the Board shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the Board) shall have the powers of, and shall perform the duties of, the president.

(iv) Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the Board and the chief executive officer, shall have primary responsibility for the financial affairs of the Company and shall perform such other duties as established by the Board.

(v) Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the Board and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the Company and shall perform such other duties as established by the Board.

(vi) Treasurer. The treasurer, if any, shall have charge and custody of and be responsible for all funds, securities and valuable papers of the Company. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the Board or any officer or officers authorized by Board to make such determinations. The treasurer shall disburse funds under the direction of the Board or any officer or officers authorized by the Board to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the Company and shall render a statement of these accounts whenever the Board or the chief executive officer shall so request. If the Board has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the Board has not elected a controller, the treasurer shall be the controller. The initial treasurer shall be Ross Richard Lye.

(vii) Controller. The controller, if any, shall be the chief accounting officer of the Company and shall be in charge of its books of account, accounting records and accounting procedures.

(viii) Secretary. The secretary shall, to the extent practicable, attend all meetings of the Members and the Board. The secretary shall prepare minutes of the meetings of the Board and the Members and keep all such minutes, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall deliver, or cause to be delivered, notice of all meetings of the Members and the Board if notice of such meeting is required by this Agreement (other than any notice to be delivered by the Members of a meeting called by the Members pursuant to Section 3.3). The secretary shall have responsibility for authenticating records of the Company and shall have such other powers and duties as established by the Board. The initial secretary shall be Ross Richard Lye.

(f) Salaries and Contract Rights. The salaries and other remuneration, if any, of the officers shall be fixed and adjusted from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company. The appointment of an officer shall not of itself create contract rights.

(g) Compensation. By resolution of the Board and irrespective of any personal interest of any of the Members, each Director may be paid expenses, if any, of attendance at each meeting of the Board and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefore.

Article VI

CAPITAL ACCOUNTS; ALLOCATIONS AND DISTRIBUTIONS

6.1 Capital Accounts. A capital account shall be established and maintained on the books of the Company for each Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) (a "Capital Account").

6.2 Allocation of Profits and Losses from Operations. Subject to the limitations of Section 6.3, all profits, losses and tax credits, other than any gain or loss arising from a Capital Transaction, shall be allocated to the Members in proportion to and in accordance with their Membership Interests.

6.3 Regulatory Allocations. The Company's allocations shall comply with the Regulations under Section 704(b) of the Code (the "Regulatory Allocations"), including the requirements related to qualified income offsets, minimum gain chargebacks, minimum gain chargebacks related to partner nonrecourse debt, allocations of deductions attributable to partner nonrecourse debt, and allocations of nondeductible expenditures under Section 705(a)(2)(B) of the Code. To the extent such compliance with the Regulatory Allocations would distort the economic sharing ratios desired by the Members, the Company shall allocate subsequent profits, losses, income, and gain to the extent permitted under such Regulations to cure such distortion.

6.4 Distributions of Net Cash Flow. Net Cash Flow of the Company shall be distributed, at the sole discretion of the Board, to the Members annually to the Members in proportion to and in accordance with their Membership Interests.

6.5 Allocation of Gains and Losses from Capital Transactions.

(a) Subject to the limitations of Section 6.3, any gain realized by the Company in connection with Capital Transactions shall be allocated to the Members in proportion to and in accordance with their Membership Interests.

(b) Subject to the limitations of Section 6.3, any loss realized by the Company in connection with a Capital Transaction shall be allocated to the Members in proportion to and in accordance with their Membership Interests.

6.6 Distribution of Capital Proceeds. Any Capital Proceeds received by the Company (other than in connection with the sale of all of the assets of the Company or liquidation of the Company) shall be distributed to the Members in proportion to and in accordance with their Membership Interests, after payment of debts of the Company to the extent required (including the payment of any other debts or obligations to Members) and the setting aside of any reserves which the Board deems reasonably necessary for contingent, unforeseen or unmatured Company obligations.

6.7 Allocations to Transferee Members. If a party acquires a Membership Interest in the Company either by transfer from a Member or by acquisition from the Company, an equal portion of the items of income or loss of the Company for such year shall be allocated to each day of the year, and the items of income or loss so allocated to the portion of the year before the date of the party's acquisition of the Interest in the Company shall be allocated among the Members without giving effect to such acquisition, and the items of income or loss so allocated to the portion of the year from and after the date of the acquisition of such Interest shall be allocated among the Members by giving effect to such acquisition, provided however, that such agreement in all events shall conform with applicable provisions of the Code and Regulations.

6.8 Tax Allocations.

(a) Except as otherwise provided in this Section 6.8, for income tax purposes, all items of Company income, gain, loss, and deduction for each taxable period shall be allocated among the Members in the same manner and in the same proportions that the Company's book items are allocated.

(b) Notwithstanding anything in Section 6.8(a) to the contrary, items of Company taxable income, gain, loss and deduction shall be allocated among the Members to take into account the variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value as required by Code Section 704(c) and the Regulations promulgated thereunder.

(c) Tax credits (or recapture associated therewith) shall be allocated among the Members in accordance with their respective shares of profits or losses, as the case may be.

6.9 Tax Distributions. To the extent the Company has Net Cash Flow for any fiscal year, the Company will distribute to each Member, within seventy-five (75) days after the end of such Fiscal Year, an amount that equals the maximum effective tax rate in effect for the Member with the highest federal and state income tax brackets for the fiscal year (with a proper adjustment for (i) the deductibility of state income taxes on federal income tax returns, and (ii) tax credits, capital gains and losses, and other specially allocated items which pass through to each Member on a pro rata basis based on Membership Interests owned) multiplied by each Member's pro rata portion of taxable income, if any, of the Company for the fiscal year.

6.10 Adjustments to Capital Accounts.

(a) The Board may adjust the Capital Accounts of the Members to reflect a revaluation of the Company's assets upon the contribution of money or other property (other than a de minimis amount) to the Company by a new or existing Member as consideration for a Membership Interest. The adjustment shall be based on the fair market value of Company property (taking Section 7701(g) of the Code into account) on the date of adjustment, and shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in the property (that has not previously been reflected in Capital Accounts) would be allocated among the Members if there were a taxable disposition of the property for fair market value on that date.

(b) If there is any basis adjustment pursuant to an election under Section 754 of the Code, then Capital Accounts shall be adjusted to the extent required by the Regulations.

(c) The principles in this Agreement governing the adjustments of Capital Accounts are intended to satisfy the capital account maintenance requirements of Regulations Section 1.7041(b)(2)(iv) and shall be construed consistently therewith

6.11 Distribution Upon Liquidation of the Company. Any distributions made upon liquidation of the Company shall be made (after giving effect to all charges and credits to Capital Accounts resulting from allocations and distributions pursuant to this Article VI) as follows and in the following order of priority:

(a) First, to the payment of debts and liabilities of the Company to the extent required (including all expenses of the Company incident to any such liquidation of the Company other than loans or other debts and liabilities of the Company to Members or any Affiliates of Members);

(b) Second, to the creation of any reserves which the Liquidator deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Company;

(c) Third, to the repayment of any unrepaid loans theretofore made by the Members to the Company for Company obligations, and to the payment of any other debts and liabilities of the Company to Members or any Affiliates of Members; and

(d) Fourth, the balance, if any, to the Members with positive Capital Accounts in an amount equal to and in accordance with their Capital Account balances after giving effect to the allocations and distributions provided in Sections 6.2, 6.3, 6.4, 6.5 and 6.6.

6.12 No Obligation to Restore Capital Account Deficit. No Member shall have any obligation to make any payment to restore a negative Capital Account balance.

Article VII

CAPITAL CONTRIBUTIONS

7.1 Initial Contribution.

(a) Upon the execution of this Agreement, Jonross shall make a Contribution of Three Hundred Thousand Dollars ($300,000.00).

(b) On August 1, 2005, Jonross, shall make an additional Contribution of Two Hundred Thousand Dollars ($200,000.00) (the "Additional Capital Contribution"). The Additional Capital Contribution shall be considered additional capital for the Jonross Interest and shall not result in an increased ownership of the Company by Jonross.

Article VIII

LIABILITY AND INDEMNIFICATION

8.1 Liability of Members, Officers and Directors. Members, officers and Directors of the Company are not liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the Company.

8.2 Exculpation. The Directors and officers of the Company shall not be liable, responsible or accountable in damages or otherwise to the Company or to any Member, or to any successor, assignee or transferee of the Company or of any Member, for any losses, claims, damages or liabilities arising from (i) any act performed, or the omission to perform any act, within the scope of the authority conferred on the Directors or officers, as the case may be, by this Agreement, except by reason of acts or omissions of the Directors or officers found by a court of competent jurisdiction upon entry of a final judgment to be due to bad faith, fraud, willful misconduct or a knowing violation of the criminal law; (ii) the performance by the Directors or officers of, or the omission to perform, any acts on advice of legal counsel, accountants or other professional consultants to the Company; or (iii) the negligence, dishonesty or bad faith of any consultant, employee or agent of the Company selected or engaged by the Directors or officers in good faith.

8.3 Indemnity. The Company shall indemnify the Directors and officers of the Company to the fullest extent permitted by the Florida Limited Liability Act for directors and officers of corporations.

Article IX

BOOKS AND RECORDS

The President shall maintain and keep at the principal place of business of the complete and accurate books of account, in which shall be entered fully and accurately each and every transaction

of the Company, and the records required to be maintained by the Company pursuant to the Act. Each Member shall at all reasonable times have access thereto and the right to inspect and copy those books and records either directly or through a person designated by it.

Article X

POWERS OF THE COMPANY

The Company may conduct any business permitted by the Act.

Article XI

DISSOLUTION

11.1 Dissolution.

(a) The Company shall be dissolved upon the occurrence of any of the following events:

(i) By the written agreement of a Majority in Interest;

(ii) By the written agreement of the holders of a majority of the Membership Interests;

(iii) The sale or other disposition of all or substantially all of the assets of the Company; or

(iv) As otherwise required by the Act.

11.2 Winding up and Distribution.

(a) Upon the dissolution of the, the Company's business shall be wound up and its assets liquidated by the Liquidator as provided in this Section 11.2 and the net proceeds of such liquidation shall be distributed in accordance with Section 6.11.

(b) The Liquidator shall file all certificates and notices of the Company's dissolution required by law. The Liquidator shall sell and otherwise liquidate the Company's assets without unnecessary delay; provided, however, that to the extent undue loss to the Members would result from immediate sale of any Company assets, the Liquidator may defer liquidation of such assets for a reasonable time, unless prohibited by the Act, or unless proceeds of liquidation are required to satisfy the Company's debts and liabilities to Persons other than the Members and Affiliates of Members. Upon the complete liquidation of the Company's assets and distribution to the Members, they shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the existence of the Company.

(c) Promptly following the Company's, the Company's accountants shall prepare, and the Liquidator shall furnish to each Member, a statement setting forth the assets and

liabilities of the Company. Promptly following the complete liquidation and distribution of the Company's assets, the Company's accountants shall prepare, and the Liquidator shall furnish to each Member, a statement of account for the liquidation and distribution of the Company's assets.

Article XII

SECURITIES MATTERS

12.1 Securities Laws. In addition to the other restrictions on Transfer of Membership Interests in this Agreement, all sales or other Transfers of a Membership Interest must fully comply with all federal and state securities laws. In connection with the Transfer of any Membership Interest in the Company, except in a public offering registered under the Securities Act of 1933, as amended (the "Securities Act") or Rule 144 promulgated thereunder (or any similar rule then in effect), the Member shall deliver to the Company an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer may be effected without registration under the Securities Act and applicable state securities laws.

12.2 Member Representation and Agreements. Each Member hereby represents and warrants to the Company, the Director and all other Members:

(a) The Membership Interest is acquired for investment purposes only, for the Member's own account, and not with a view to or in connection with any distribution, reoffer, resale or other disposition not in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act") and applicable state securities laws;

(b) The Member, alone or together with the its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Member is capable of evaluating the economic risks of acquiring and holding the Membership Interest and the Member is able to bear all such economic risks now and in the future;

(c) The Member has had access to all of the information with respect to the Company and the Membership Interest under this Agreement that the Member deems necessary to make a complete evaluation thereof and has had the opportunity to question the Director concerning the Membership Interest;

(d) The Member's decision to acquire the Membership Interest for investment has been based solely upon the evaluation made by the Member; and

(e) The Member is aware that it must bear the economic risk of an investment in the Company for a indefinite period of time because the Membership Interests have not been registered under the 1933 Act or under the securities laws of various states and, therefore, cannot be sold unless such Membership Interests are subsequently registered under the 1933 Act and any applicable state securities laws or an exemption from registration is available.

12.3 Right to Void Purchase. **THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON AN EXEMPTION THEREFROM. ANY SALE MADE PURSUANT TO SUCH EXEMPTION IS VOIDABLE BY A PURCHASER IN FLORIDA WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT IN PAYMENT FOR SUCH SECURITIES.**

Article XIII

MISCELLANEOUS

13.1 Tax Matters Partner. Ross Quigley shall be the "Tax Matters Partner" (as defined in Code Section 6231(a)(7)) for federal income tax purposes, and as such, shall represent the Company in dealing with the Internal Revenue Service or other state or federal tax authorities, and shall be the Member to whom all official government tax notices shall be sent.

13.2 Accountants; Tax Filings and Financial Statements. The Company shall engage a certified public accountant or accounting firm to perform accounting services for the Company, which shall be selected by the Board. The accountant shall prepare all Company tax returns, and at least annually shall prepare financial statements for the Company effective as of the end of each fiscal year, to include a balance sheet, profit and loss statement, and cash flow statement. A Director shall sign or endorse each return and all financial statements, and shall provide copies to each Member promptly upon their filing or completion.

13.3 Fiscal Year. The fiscal year of the Company shall end on the last day of January in each calendar year.

13.4 Value of Contribution. The value of the contribution of each Member shall be as provided in Exhibit A to this Agreement.

13.5 Amendment. This Agreement may be modified or amended only by a written instrument. Except as otherwise required by law, such amendment may be made only in accordance with the approval of a Majority in Interest. The parties further agree to execute any amendment to this Agreement as may be considered necessary by counsel to the Company in order for it to be treated as a partnership for federal and state income tax purposes. Notwithstanding the above, (i) Exhibit A shall be amended by the Board from time to time to reflect changes in the ownership of Membership Interests and (ii) the Agreement shall be amended by a joinder agreement executed by an additional member properly admitted as a Member pursuant to the terms of this Agreement

13.6 Enforceability and Severability. The waiver by any party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party. If any term or provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each

term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

13.7 Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement, their successors, heirs, personal representatives and assigns.

13.8 Further Assurances. Each Member agrees that he will execute and deliver such further instruments, provide all information and take or forbear such further acts as may be reasonably necessary to carry out the intent and purpose of this Agreement.

13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

13.10 Termination of Membership. Notwithstanding any other provision of this Agreement, if a Member ceases to hold a membership interest, it shall no longer be a Member of the Company and shall deemed to have resigned and withdrawn from the Company.

13.11 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without reference to its conflicts of laws rules.

13.12 Entire Agreement. This Agreement contains the entire understanding between the Members. There are no representations, agreements, arrangements or understandings, oral or written, among the Members relating to the subject matter of this Agreement, which are not fully expressed in this Agreement.

[SIGNATURE LINES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have each executed or caused this Operating Agreement to be executed as of the day and year first above written.

CARBIZ AUTO CREDIT JV1, LLC

By: ____________________
Name: Carl Ritter
Title: CEO

CARBIZ USA, INC.

By: ____________________
Name: Carl Ritter
Title: CEO

JONROSS, INC.

By: ____________________
Name: JOHN ROSS QUIGLEY
Title: CEO

EXHIBIT A

MEMBERSHIP INTERESTS

Member	Contribution	Percentage Ownership
Carbiz USA, Inc. 7405 North Tamiami Trail Sarasota, Florida 34243 Attn: President		50%
Jonross, Inc. 180 Lesmill Road North York, ON M3B 2T5 Canada Attention: John Ross Quigley	$500,000	50%
TOTAL		**100%**